                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-8 for the Istari Design, Inc. 1997 Stock Option Plan of our report dated October 29, 1999 on the consolidated financial statements and financial statement schedule of Conexant Systems, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 1999 and of our report dated November 4, 1998 on the combined financial statements and financial statement schedule of the semiconductor systems business of Rockwell International Corporation, appearing in the Registration Statement on Form 10 (File
No. 000-24923), as amended on December 1, 1998, of Conexant Systems, Inc.



                                    /s/ DELOITTE & TOUCHE LLP
                                    --------------------------------------------
                                    DELOITTE & TOUCHE LLP

Costa Mesa, California
December 9, 1999